As filed with the Securities and Exchange Commission on February 23, 2026.
                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ACV Auctions Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-2415221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

640 Ellicott Street, #321
Buffalo, New York 14203
(800) 553-4070
(Address of principal executive offices) (Zip code)

ACV Auctions Inc. 2021 Equity Incentive Plan
ACV Auctions Inc. Employee Stock Purchase Plan, as amended and restated
(Full titles of the plans)

George Chamoun
Chief Executive Officer
ACV Auctions Inc.
640 Ellicott Street, #321
Buffalo, New York 14203
(800) 553-4070
(Name, address and telephone number, including area code, of agent for service)

Copies to:
William Zerella Chief Financial Officer ACV Auctions Inc. 640 Ellicott Street, #321 Buffalo, New York 14203 (800) 553-4070
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer	Accelerated filer Smaller reporting company Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, ACV Auctions Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 8,658,965 additional shares of its common stock under the ACV Auctions Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares common stock reserved and available for issuance under the 2021 Plan on January 1, 2026 and (ii) 1,731,793 additional shares of its common stock under the ACV Auctions Inc. Employee Stock Purchase Plan as amended and restated (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the ESPP on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The contents of the Registrant’s Registration Statement on Form S-8 (File No 333-285063), filed with the Commission on February 19, 2025 , filed with the Commission on February 21, 2024 (File No 333-277231), on March 1, 2023 (File No 333-270179), on February 23, 2022 (File No 333-262933), and April 16, 2021 (File No 333-255309).
(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 23, 2026.
(c) The description of the Registrant’s common stock which is contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 23, 2026 including any amendment or report filed for the purpose of updating such description.
(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-40256	3.1	August 11, 2025
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-40256	3.1	July 29, 2024
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8)
99.1	ACV Auctions Inc. 2021 Equity Incentive Plan, and forms of agreements thereunder.	S-1/A	333-253617	10.3	March 15, 2021
99.2	ACV Auctions Inc. Employee Stock Purchase Plan, as amended and restated	10-Q	001-40256	10.2	August 11, 2025
107*	Filing fee table.
____________
*			Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on this 23rd day of February, 2026.

ACV AUCTIONS INC.

By:	/s/ George Chamoun
Name:	George Chamoun
Title:	Chief Executive Officer
 POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and George Chamoun and William Zerella, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Chamoun	Chief Executive Officer and Director	February 23, 2026
George Chamoun	(Principal Executive Officer)

/s/ William Zerella	Chief Financial Officer	February 23, 2026
William Zerella	(Principal Financial Officer)

/s/ Andrew Peer	Chief Accounting Officer	February 23, 2026
Andrew Peer	(Principal Accounting Officer)

/s/ Kirsten Castillo	Director	February 23, 2026
Kirsten Castillo

/s/ Robert P. Goodman	Director	February 23, 2026
Robert P. Goodman

/s/ Brian Hirsch	Director	February 23, 2026
Brian Hirsch

/s/ René F. Jones	Director	February 23, 2026
René F. Jones

/s/ Eileen A. Kamerick	Director	February 23, 2026
Eileen A. Kamerick

/s/ Brian Radecki	Director	February 23, 2026
Brian Radecki